August 3, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Dear Commissioners:

We have read General Finance Corporation's statements included under Item 4.01 of its Form 8-K for August 1, 2006, and we agree with such statements concerning our Firm.

Very truly yours,

/s/ LaRue, Corrigan & McCormick LLP

LARUE, CORRIGAN & MCCORMICK LLP